TEXOIL, INC.               EXHIBIT 10.3

                                 PROMISSORY NOTE

$50,000.00                       HOUSTON, TEXAS             NOVEMBER 1, 1995

     FOR VALUE RECEIVED, the undersigned, TEXOIL, INC. (herein called "Maker"), a Nevada corporation, promises to pay to the order of BETTY BROWN WILLIAMS, as her separate property (herein called "Payee", which term shall herein in every instance refer to any owner or holder of this note) the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), together with interest on the principal hereof from time to time outstanding from the date hereof until paid, at the per annum rate hereinafter stated, said principal and interest being payable at 3424 Wickersham, Houston, Texas 77027, or at such other place as Payee may hereafter designate in writing.

     The principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the term of the loan evidenced hereby at the per annum rate equal to the sum of (a) the prime commercial rate (herein called "Prime Rate") from time to time announced by First Interstate Bank of Texas ("FIBOT") at Houston, Texas as its Prime Rate, which interest rate shall change when and as the Prime Rate shall change, effective at the close of business on the day of such change, and (b) 2%.

     This Note is due and payable on February 1, 1996, unless later extended by mutual agreement between the Maker and Payee.

     This Note is made and given in substitution for, and modifies and supersedes in its entirety that certain Promissory Note by Maker to Payee in the original principal amount of $50,000, dated November 22, 1993, as modified and amended by that certain letter agreement dated March 25, 1994, which superseded that certain Promissory Note dated October 1, 1993 by Maker to Payee in the original principal amount of $50,000. Payee acknowledges and agrees to the foregoing by her acceptance hereof.


                              TEXOIL, INC.

                         By:  /s/ Walter L. Williams
                                  WALTER L. WILLIAMS
                                  Chairman